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                                                                    EXHIBIT 3.50

                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                          AWW ACQUISITION COMPANY, LLC

     1. The name of the limited liability company is AWW Acquisition Company, LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended to change the name of the limited liability company to SIRVA Acquisition Company, LLC.

     3. This Certificate of Amendment shall be effective on March 14, 2002.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation this 14th day of March, 2002.

                                                           /s/ Laura N. Beny
                                                           ---------------------
                                                           Laura N. Beny
                                                           Authorized Person